UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2018

Alder BioPharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36431	90-0134860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11804 North Creek Parkway South Bothell, WA	98011
(Address of principal executive offices)	(Zip Code)

(425) 205-2900

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Definitive Material Agreement.

Completion of Convertible Senior Notes Offering

On February 1, 2018, Alder BioPharmaceuticals, Inc. (the “Company”) completed its registered underwritten public offering of $250.0 million aggregate principal amount of 2.50% convertible senior notes due 2025 (such notes, the “Notes,” and such offering, the “Offering”), pursuant to an underwriting agreement (the “Underwriting Agreement”), dated January 29, 2018, with Goldman Sachs & Co. LLC, Leerink Partners LLC and Wells Fargo Securities, LLC as representatives of the underwriters listed in Schedule 1 thereto (the “Underwriters”), which is described in Item 8.01 below. The Company has also granted the Underwriters a 30-day option to purchase up to an additional $37.5 million aggregate principal amount of Notes, solely to cover over-allotments.

The Notes were offered and sold in a public offering registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 filed with the Securities and Exchange Commission on February 23, 2017, which became effective on February 23, 2017 (Registration No. 333-216199), including the prospectus supplements filed by the Company with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act, dated January 29, 2018, to the prospectus contained in the registration statement (the “Registration Statement”).

Base Indenture and Supplemental Indenture

The Company issued the Notes under an indenture, dated as of February 1, 2018 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of February 1, 2018 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee.

The Notes are senior unsecured obligations of the Company and bear interest at a rate of 2.50% per year, payable semiannually in arrears on February 1 and August 1 of each year, beginning on August 1, 2018. The Notes will mature on February 1, 2025, unless earlier repurchased, redeemed or converted. The Notes will be convertible into cash, shares of the Company’s common stock or a combination of cash and shares, at the Company’s election. The conversion rate will initially be 49.3827 shares of common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $20.25 per share of common stock). The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date, we will increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event in certain circumstances. Prior to the close of business on the business day immediately preceding November 1, 2024, the Notes will be convertible at the option of holders only upon the satisfaction of certain conditions. Thereafter, holders of the Notes may convert their Notes at their option at any time prior to the close of business on the second scheduled trading day immediately preceding maturity on November 1, 2024.

The Company may redeem for cash all or any portion of the Notes, at its option, on or after February 1, 2022 at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the trading day immediately prior to the date of the redemption notice exceeds 130% of the applicable conversion price for the Notes on each applicable trading day as determined by the Company. If the Company undergoes a “fundamental change,” holders of the Notes may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture contains customary events of default including: (1) the Company’s default in any payment of interest on any Note when due and payable and the default continues for a period of 30 days; (2) the Company’s default in the payment of principal of any Note when due and payable at its stated maturity, upon any required repurchase, upon optional redemption, upon declaration of acceleration or otherwise; (3) the Company’s failure to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure continues for five business days; (4) the Company’s failure to give a fundamental change notice or notice of a specified corporate transaction, in each case when due; (5) the Company’s failure to comply with its obligations under the Indenture with respect to consolidation, merger or sale of assets of the Company; (6) the Company’s failure, for a period of 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding, to comply with any of the Company’s other agreements contained in the Notes or Indenture; (7) a default by the Company or any of its subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $20.0 million in the aggregate of the Company and/or any such subsidiary (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 60 days after written notice to the Company by the Trustee or to the Company and the Trustee by holders of at least 25% in aggregate principal amount of Notes then outstanding; and (8) certain events of bankruptcy, insolvency or reorganization with respect to the Company or any of its significant subsidiaries.

If certain bankruptcy and insolvency-related events of defaults involving the Company occur, the principal of, and accrued and unpaid interest on, all of the then outstanding Notes shall automatically become due and payable. If any other event of default occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes, by notice to the Company and the Trustee, may declare the principal of, and accrued and unpaid interest on, all of the then outstanding Notes to be due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company elects, the sole remedy for an event of default relating to certain failures by the Company to comply with Section 314(a)(1) of the Trust Indenture Act or comply with certain reporting covenants in the Indenture will, for the first 365 days after such event of default, consist exclusively of the right to receive additional interest on the Notes.

The Indenture provides that the Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to, another person, unless (i) the resulting, surviving or transferee person (if not the Company) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such corporation (if not the Company) expressly assumes by supplemental indenture all of the Company’s obligations under the Notes and the Indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the Indenture.

A copy of the Base Indenture is filed as Exhibit 4.1 to this Current Report and is incorporated herein by reference. A copy of the Supplemental Indenture, including the form of Note, is filed as Exhibit 4.2 to this Current Report and is incorporated herein by reference. The description of the Notes and the Indenture in this Current Report is a summary and is qualified in its entirety by the terms of the Indenture and the form of Note included therein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

Underwriting Agreement

The Company completed the Offering pursuant to the Underwriting Agreement.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The Company estimates that the net proceeds from the Offering will be approximately $241.4 million (or $277.7 million if the underwriters exercise their over-allotment option), after deducting the Underwriters’ discounts and estimated transaction expenses associated with the Offering payable by the Company. The Company intends to use the net proceeds to fund the development and commercialization of eptinezumab, and in particular, activities in support of achieving approval by the U.S. Food and Drug Administration for, and executing the commercial launch of, the infusion formulation of eptinezumab.

The Underwriting Agreement is filed as Exhibit 1.1 to this report, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the Notes in the Offering is attached as Exhibit 5.1 hereto.

The Company is filing the computation of its ratio of earnings to fixed charges for the nine months ended September 30, 2017 and each of the five years from 2012 through 2016 as Exhibit 12.1 hereto, which is incorporated by reference into the Registration Statement.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about the Offering and the Company’s expectations regarding the expected net proceeds from the offering and use of those net proceeds. These statements relate to future events and involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may”, “will”, “should”, “could”, “would”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “projects”, “predicts”, “potential” and similar expressions intended to identify forward-looking statements. These statements reflect the Company’s current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent the Company’s estimates and assumptions only as of the date of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 29, 2018.

4.1	Base Indenture, dated February 1, 2018, between the Company and U.S. Bank National Association, as Trustee

4.2	First Supplemental Indenture, dated February 1, 2018, between the Company and U.S. Bank National Association, as Trustee (including the form of 2.50% convertible senior notes due 2025)

5.1	Opinion of Cooley LLP

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

23.1	Consent of Cooley LLP (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alder BioPharmaceuticals, Inc.
Dated: February 1, 2018
	By:	/s/ James B. Bucher

James B. Bucher
Senior Vice President and General Counsel